EXHIBIT 21 - SUBSIDIARIES
EDISON BROTHERS STORES, INC.
  AND SUBSIDIARIES

FEBRUARY 1, 1997

The following is a grouping of subsidiary corporations by segment. All of the outstanding capital stock of the subsidiaries is owned, directly or indirectly, by the Company. All of the subsidiaries are included in the consolidated financial statements filed herein.


                                                            No. of
               Principal                 State of           subsidiary
Segment        business names            incorporation      corporations

Apparel       JW/Jeans West, Oaktree     Maryland              1
              J. Riggings, CODA          Missouri              3
              REPP Ltd Big & Tall,       California            1
              5-7-9 Shops, Phoenix       Delaware              1

Footwear      Bakers/Leeds, Precis       Various               46
              Wild Pair

Other         Entertainment and Corporate
              Related Functions         Various                13

              Foreign subsidiaries      Canada                 2
              involved in retail        Mexico                 3
              operations or acquisition Taiwan                 1
              of merchandise for        Hong Kong              1
              Apparel and Footwear      Philippines            1
              segments
                                                               73